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                                                                             Exhibit 11

                               THE MAY DEPARTMENT STORES COMPANY
                             COMPUTATION OF NET EARNINGS PER SHARE
                       FOR THE THREE FISCAL YEARS ENDED FEBRUARY 3, 1996

(millions, except per share)                                1995        1994        1993

Net earnings from continuing operations                   $    700    $    650    $    578
ESOP Preferred Dividends, net of tax
  benefit on unallocated shares                                (19)        (19)        (19)
Preferred Dividend requirements                                  -           -           -

Net earnings available for
  common shareowners:
      Continuing operations                                    681         631         559
      Discontinued operation                                    55         132         133
      Extraordinary loss                                        (3)          -           -
Total net earnings available for
  common shareowners                                      $    733    $    763    $    692

Average common shares outstanding                            248.9       248.4       248.4

Net earnings per share:
      Continuing operations                               $   2.73    $   2.54    $   2.25
      Discontinued operation                                  0.22        0.53        0.54
      Extraordinary loss                                     (0.01)          -           -
Total net earnings per share                              $   2.94    $   3.07    $   2.79

Primary Computation:

Net earnings available from
  continuing operations                                   $    681    $    631    $    559
Deferred comp. dividend adjustment                               1           1           1

Adjusted net earnings available:
      Continuing operations                                    682         632         560
      Discontinued operation                                    55         132         133
      Extraordinary loss                                        (3)          -           -
Total adjusted net earnings available:                    $    734    $    764    $    693

Average common shares outstanding                            248.9       248.4       248.4
Common share equivalents (CSE's)                               1.0         1.2         1.5

Average common stock and CSE's                               249.9       249.6       249.9

Primary earnings per share:
      Continuing operations                               $   2.73    $   2.53    $   2.24
      Discontinued operation                                  0.22        0.53        0.53
      Extraordinary loss                                     (0.01)          -           -
Total Primary Earnings per share                          $   2.94    $   3.06    $   2.77
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                                                                                     Exhibit 11
                               THE MAY DEPARTMENT STORES COMPANY
                             COMPUTATION OF NET EARNINGS PER SHARE
                       FOR THE THREE FISCAL YEARS ENDED FEBRUARY 3, 1996

(millions, except per share)                                1995        1994        1993

Fully Diluted Computation:

Adjusted net earnings available
  from continuing operations-PRIMARY                      $    682    $    632    $    560
Earnings impact of assumed conversion of
  ESOP Preference Shares, net of tax
  benefit on unallocated common shares                          11          10           9

Adjusted net earnings available-FULLY DILUTED:
      Continuing operations                                    693         642         569
      Discontinued operation                                    55         132         133
      Extraordinary loss                                        (3)          -           -
Total adjusted net earnings
  available-FULLY DILUTED:                                $    745    $    774    $    702

Average common shares and CSE's                              249.9       249.6       249.9
Additional CSE's attributable to treasury
  stock method                                                 0.4           -         0.1
ESOP Preference Shares                                        15.0        15.3        15.5

Average Common Shares Outstanding on
  fully diluted basis                                        265.3       264.9       265.5

Fully Diluted earnings per share:
      Continuing operations                               $   2.61    $   2.43    $   2.15
      Discontinued operation                                  0.21        0.49        0.50
      Extraordinary loss                                     (0.01)          -           -
Total Fully Diluted Earnings per share                    $   2.81    $   2.92    $   2.65
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